UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2007

Ortec International, Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	0-27368	11-3068704
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway New York, NY	10032
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

We are still in the process of completing a private placement transaction and we are hopeful that we will complete such transaction after the Memorial Day holiday break and will file our Form 10-KSB for the year ended December 31, 2006 and our 10-QSB for the quarter ended March 31, 2007 as soon as possible thereafter. In accordance with NASD rules requiring filing of our annual report with the Securities & Exchange Commission (SEC) no later than 30 days after such filing was required to be completed we were given thirty days until May 18, 2007 to file our Form 10-KSB for the year ended December 31, 2006 or face removal of the listing of our common stock from the Over the Counter Bulletin Board (OTCBB). We were not able to comply with the NASD’s notice. Accordingly a removal announcement was posted on the daily list today, 5/21/07, at http://www.OTCBB.com that our common stock will be delisted from the OTC Bulletin Board and moved to the Pink Sheets effective May 22, 2007.

After the closing of our private placement, and the filing of our past due Form 10-KSB for the year ended December 31, 2006 and our 10-QSB for the quarter ended March 31, 2007 with the SEC, we will proceed to take the steps necessary to have our common stock again listed on the OTCBB.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ortec International, Inc. (Registrant)

Date: May 21, 2007	By:	/s/ Alan W. Schoenbart
Chief Financial Officer